Exhibit 3.14

STATE OF HAWAII
DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
Business Registration Division
335 Merchant Division
Mailing Address:  P.O. Box 40, Honolulu, Hawaii 96810
Phone No. (808) 586-2727

ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY COMPANY
(Section 428-203 Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, do hereby make and execute these Articles of Organization:

I

The name of the company shall be:

AQUA LUANA OPERATOR LLC

(The name must contain the words Limited Liability Company or the abbreviation L.L.C. or LLC)

II

The mailing address of the initial principal office is:

1860 ALA MOANA BLVD, SUITE 411, HONOLULU, HI 96815 USA

III

The company shall have and continuously maintain the State of Hawaii a registered agent who shall have a business address in this State.  The agent may be an individual who resides in this State, a domestic entity or a foreign entity authorized to transact business in this State.

a.              The name (and state or country of incorporation, formation or organization, if applicable) of the company’s registered agent in the State of Hawaii is

WILLIAM FARNSWORTH
(Name of Registered Agent)	(State or Country)

b.              The street address of the place of business of the person in State of Hawaii to which service of process and other notice and documents being served on or sent to the entity by it may be delivered to is.

1860 ALA MOANA BLVD, SUITE 411, HONOLULU, HI 96815 USA

IV

The name and address of each organizer is:

AQUA HOSPITALITY LLC	1860 ALA MOANA BLVD., SUITE 411, HONOLULU, HI 96815 USA

V

The period of duration is (check one):

☒ At-will

☐ For a specified term to expire on:
	(Month	Day	Year)

VI

The company is (check one):

a.	☐Manager-managed, and the names and address of the initial managers are listed in paragraph “c”, and the number of initial members are

b.	☒ Member-managed, and the names and addresses of the initial members are listed in paragraph “c”.

c.	List the names and addresses of the initial managers if the company is Manager-managed, or List the name and addresses of the initial members if the company is Member-managed.

	AQUA HOSPITALITY LLC	1860 ALA MOANA BLVD, SUITE 411, HONOLULU, HI 96815 USA

VII

The members of the company (check one)

☒                                  Shall not be liable for the debts, obligations and liabilities of the company.

☐                                    Shall be liable for all debts, obligations and liabilities of the company.

☐                                    Shall be liable for all or specified debts, obligations and liabilities of the company, as state below, and have consented in writing to the adoption of this provision or to be bound by this provision.

We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statement.  I am authorized to sign this Articles of Organization, and that the above statements are true and correct to the best of our knowledge and belief.

Signed this 15 day of NOVEMBER 2013.

AQUA HOSPITALITY LLC, STEVEN ORBUCH
AUTHORIZED PERSON	(Type/Print Name of Organizer)

/s/ Steven Orbuch
(Signature of Organizer)	(Signature of Organizer)